===============================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 30, 2003




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



     Delaware                 1-6407                        75-0571592
(State or other      (Commission File Number)                (I.R.S.
jurisdiction of                                              Employer
incorporation)                                            Identification No.)






          One PEI Center                                        18711
    Wilkes-Barre, Pennsylvania                               (Zip Code)
 (Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















================================================================================

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     The information in Exhibit 99.a is being furnished pursuant to Item 12, "Results of Operations and Financial Condition" and Item 9, "Regulation FD Disclosure" of the Form 8-K. As such, the information filed herewith shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

     (c) Exhibit No.

         99.a Press Release issued by Southern Union Company (the Company) dated April 30, 2003, reporting the Company's operating performance for the three- and nine-month periods ended March 31, 2003 and 2002.

ITEM 9.  REGULATION FD DISCLOSURE

     The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

     On April 30, 2003, the Company issued the press release filed as Exhibit 99.a to this Current Report on Form 8-K.

     The information contained in this Current Report, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure" pursuant to interim guidance issued by the Securities and Exchange Commission in Release No. 34-47583. As such, the information hereunder shall not be deemed to be "filed" for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)


                                                                Three Months Ended           Nine Months Ended
                                                                    March 31,                    March 31,

                                                             2003             2002           2003            2002
                                                          ----------       ----------    -----------     -------------
                                                           (thousands of dollars, except shares and per share amounts)

Operating revenues ...................................   $    535,663    $    419,599    $    981,477    $    826,897
Cost of gas and other energy .........................       (356,393)       (260,853)       (613,958)       (494,587)
Revenue-related taxes ................................        (17,870)        (15,116)        (33,624)        (28,649)
                                                         ------------    ------------    ------------    ------------
     Operating margin ................................        161,400         143,630         333,895         303,661

Operating expenses:
     Operating, maintenance and general ..............         48,203          43,152         131,823         127,488
     Business restructuring charges ..................           --              --              --            30,553
     Depreciation and amortization ...................         14,621          14,061          43,072          44,120
     Taxes, other than on income and revenues ........          6,434           5,560          19,145          18,691
                                                         ------------    ------------    ------------    ------------
         Total operating expenses ....................         69,258          62,773         194,040         220,852
                                                         ------------    ------------    ------------    ------------
         Net operating revenues ......................         92,142          80,857         139,855          82,809
                                                         ------------    ------------    ------------    ------------

Other income (expenses):
     Interest ........................................        (19,840)        (21,723)        (61,583)        (70,444)
     Dividends on preferred securities of
         subsidiary trust ............................         (2,370)         (2,370)         (7,110)         (7,110)
     Other, net ......................................          5,223           3,713          18,949          26,354
                                                         ------------    ------------    ------------    ------------
         Total other expenses, net ...................        (16,987)        (20,380)        (49,744)        (51,200)
                                                         ------------    ------------    ------------    ------------
Earnings from continuing operations before
     income taxes ....................................         75,155          60,477          90,111          31,609
Federal and state income taxes .......................         28,921          21,578          34,544          15,062
                                                         ------------    ------------    ------------    ------------
Earnings from continuing operations ..................         46,234          38,899          55,567          16,547
                                                         ------------    ------------    ------------    ------------

Discontinued operations:
     Earnings from discontinued operations ...........         62,992          14,620          84,773          28,364
     Federal and state income taxes ..................         45,327           9,731          53,517          11,776
                                                         ------------    ------------    ------------    ------------
Earnings from discontinued operations ................         17,665           4,889          31,256          16,588
                                                         ------------    ------------    ------------    ------------

Net earnings  .......................................    $     63,899    $     43,788    $     86,823    $     33,135
                                                         ============    ============    ============    ============

Diluted earnings from continuing operations
     per share .......................................   $       0.83    $       0.69    $       0.99    $       0.29
                                                         ============    ============    ============    ============

Diluted net earnings per share .......................   $       1.14    $       0.78    $       1.55    $       0.58
                                                         ============    ============    ============    ============

Weighted average shares outstanding - diluted ........     56,041,342      56,263,243      55,903,939      57,002,247
                                                         ============    ============    ============    ============









            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                     ASSETS

                                                                         March 31,              June 30,
                                                                    2003           2002          2002
                                                               --------------  -----------    -----------
                                                                        (thousands of dollars)

Property, plant and equipment:
     Utility plant, at cost .................................   $ 1,808,136    $ 1,763,900    $ 1,773,884
     Less accumulated depreciation and amortization .........      (630,654)      (598,824)      (604,114)
                                                                -----------    -----------    -----------
          Net property, plant and equipment .................     1,177,482      1,165,076      1,169,770
                                                                -----------    -----------    -----------

Current assets:
     Cash and cash equivalents ..............................       408,772          9,844           --
     Accounts receivable, billed and unbilled, net ..........       302,764        202,886         95,036
     Inventories, principally at average cost ...............        24,936         80,677        101,076
     Deferred gas purchase costs ............................        16,041          3,727          3,597
     Investment securities available for sale ...............           505          4,339          1,163
     Prepayments and other ..................................         8,809         11,203         13,527
     Assets held for sale ...................................          --          418,418        395,446
                                                                -----------    -----------    -----------
          Total current assets ..............................       761,827        731,094        609,845
                                                                -----------    -----------    -----------

Goodwill, net ...............................................       642,921        642,921        642,921

Deferred charges ............................................       200,454        220,634        206,130

Investment securities, at cost ..............................         9,786         19,227          9,786

Other .......................................................        43,132         44,092         41,612
                                                                -----------    -----------    -----------

     Total assets ...........................................   $ 2,835,602    $ 2,823,044    $ 2,680,064
                                                                ===========    ===========    ===========



                         CAPITALIZATION AND LIABILITIES

Capitalization:
     Common stockholders' equity ............................   $   778,367    $   708,958    $   685,346
     Preferred stock of subsidiary trust, $25 par ...........       100,000        100,000        100,000
     Long-term debt and capital lease obligation ............     1,006,366        799,717      1,082,210
                                                                -----------    -----------    -----------
         Total capitalization ...............................     1,884,733      1,608,675      1,867,556
                                                                -----------    -----------    -----------

Current liabilities:
     Long-term debt due within one year .....................        75,851        451,852        108,203
     Notes payable ..........................................       209,800        132,300        131,800
     Accounts payable .......................................       132,738         97,254         71,343
     Federal, state and local taxes .........................        32,506         60,829          9,212
     Accrued dividends on preferred stock of subsidiary trust          --            2,370          2,370
     Other ..................................................        83,778         73,955         63,277
     Liabilities related to assets held for sale ............          --           74,003         67,718
                                                                -----------    -----------    -----------
         Total current liabilities ..........................       534,673        892,563        453,923
                                                                -----------    -----------    -----------

Deferred credits and other liabilities ......................       416,196        321,806        358,585
                                                                -----------    -----------    -----------

     Total capitalization and liabilities ...................   $ 2,835,602    $ 2,823,044    $ 2,680,064
                                                                ===========    ===========    ===========








            See Notes to Condensed Consolidated Financial Statements.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



NOTE 1 -- BASIS OF PRESENTATION

The condensed consolidated financial statements have been prepared by Southern Union Company (the "Company") and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. The condensed consolidated financial statement presentation in this report will produce the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations of the Company.

NOTE 2 - DISCONTINUED OPERATIONS

Effective January 1, 2003, the Company completed the sale of its Southern Union Gas natural gas operating division and related assets to ONEOK, Inc. for approximately $420,000,000 in cash, subject to working capital adjustment, resulting in a pre-tax gain of $62,992,000 that is reported in discontinued operations for the three- and nine-month periods ended March 31, 2003. In addition to Southern Union Gas, the sale involved the divestiture of Mercado Gas Services, Inc., SUPro Energy Company, Southern Transmission Company, Southern Union Energy International, Inc., Southern Union International Investments, Inc. and Norteno Pipeline Company (collectively, the "Texas Operations"). In accordance with generally accepted accounting principles, the Texas Operations' assets and liabilities as of March 31, 2002 and June 30, 2002 have been segregated and reported as held for sale in the Condensed Consolidated Balance Sheet, and the related results of operations have been segregated and reported as discontinued operations for all periods presented in the Condensed Consolidated Statement of Operations. The Company plans to re-deploy substantially all the sales proceeds towards its pending acquisition of CMS Panhandle. The Company anticipates that the sale and reinvestment will qualify as part of a like-kind exchange of property covered by Section 1031 of the Internal Revenue Code thereby enabling the Company to achieve certain tax deferrals. Accordingly, as of March 31, 2003, approximately $406,000,000 of the sales proceeds has been temporarily invested through a Qualified Intermediary, as defined by Section 1031, pending the completion of the acquisition and like-kind exchange, and approximately $92,500,000 has been reflected as a long term liability on the Condensed Consolidated Balance Sheet.

NOTE 3 -- OTHER INCOME (EXPENSE), NET

Other income for the three-month period ended March 31, 2003 was $5,223,000 compared with $3,713,000 in 2002. Other income for the three-month period ended March 31, 2003 includes a gain of $5,000,000 on the settlement of the Company's claims against ONEOK, Inc. ("ONEOK") related to its blocked acquisition of Southwest Gas Corporation ("Southwest"). Other income for the three-month period ended March 31, 2002 includes the recognition of $3,776,000 of previously recorded deferred income related to financial derivative energy trading activity of a wholly-owned subsidiary.

Other income for the nine-month period ended March 31, 2003 was $18,949,000 compared with $26,354,000 in 2002. Other income for the nine-month period ended March 31, 2003 includes a gain of $22,500,000 on the settlement of the Company's claims against ONEOK and Southwest Gas Corporation related to the Southwest litigation, which was partially offset by $5,473,000 of related legal costs. Other income for the nine-month period ended March 31, 2002 includes gains of $17,166,000 generated through the settlement of several interest rate swaps, the recognition of $6,109,000 in previously recorded deferred income related to financial derivative energy trading activity, and a gain of $4,653,000 realized through the sale of marketing contracts held by PG Energy Services Inc. These items were partially offset by $6,106,000 of legal costs associated with the Southwest litigation and a $1,500,000 loss on the sale of South Florida Natural Gas, a natural gas division of Southern Union, and Atlantic Gas Corporation, a Florida propane subsidiary of the Company.

                     SOUTHERN UNION COMPANY AND SUBSIDIARIES
                            SELECTED STATISTICAL DATA



The following table sets forth certain information regarding the Company's continuing gas utility operations for the three- and nine-month periods ended March 31, 2003 and 2002:

                                                          Three Months                Nine Months
                                                          Ended March 31,            Ended March 31,
                                                        -------------------        -------------------
                                                        2003          2002         2003          2002
                                                      -------       -------      -------       --------
Average number of gas sales customers served:
     Residential .................................     849,011       844,607       839,761      835,236
     Commercial ..................................     104,546        97,862       100,681       94,730
     Industrial and irrigation ...................         774         3,930           685        3,910
     Public authorities and other ................         520           459           518          443
                                                     ---------     ---------     ---------    ---------
          Total average customers served .........     954,851       946,858       941,645      934,319
                                                     =========     =========     =========    =========

Gas sales in millions of cubic feet (MMcf)
     Residential .................................      43,696        35,899        68,006       54,786
     Commercial ..................................      17,521        13,884        27,751       21,673
     Industrial and irrigation ...................         778           963         1,334        2,200
     Public authorities and other ................         172           225           308          942
                                                     ---------     ---------     ---------    ---------
          Gas sales billed .......................      62,167        50,971        97,399       79,601
     Net change in unbilled gas sales ............      (3,072)       (2,689)        7,220        6,894
                                                     ---------     ---------     ---------    ---------
          Total gas sales ........................      59,095        48,282       104,619       86,495
                                                     =========     =========     =========    =========

Gas sales revenues (thousands of dollars):
     Residential .................................   $ 384,227     $ 307,944     $ 629,791    $ 535,086
     Commercial ..................................     145,174       110,195       232,549      189,354
     Industrial and irrigation ...................       8,029         8,856        17,344       21,083
     Public authorities and other ................       1,703         1,126         2,625        4,106
                                                     ---------     ---------     ---------    ---------
          Gas revenues billed ....................     539,133       428,121       882,309      749,629
     Net change in unbilled gas sales revenues ...     (20,163)      (17,567)       59,525       42,950
                                                     ---------     ---------     ---------    ---------
          Total gas sales revenues ...............   $ 518,970     $ 410,554     $ 941,834    $ 792,579
                                                     =========     =========     =========    =========

Gas sales revenue per thousand cubic feet billed:
     Residential .................................   $    8.79     $    8.58     $    9.26    $    9.77
     Commercial ..................................        8.29          7.94          8.38         8.74
     Industrial and irrigation ...................       10.32          9.20         13.00         9.58
     Public authorities and other ................        9.90          5.00          8.52         4.36

Weather:
     Degree days:
          Missouri Gas Energy service territories        2,723         2,439         4,732        4,005
          PG Energy service territories ..........       3,360         2,592         5,785        4,587
          New England service territories ........       3,131         2,547         5,193        4,355

     Percent of 30-year measure:
          Missouri Gas Energy service territories          100%           90%          100%          84%
          PG Energy service territories ..........         108%           84%          106%          84%
          New England service territories ........         108%           85%          104%          86%

Gas transported in millions of cubic feet ........      20,855        19,645        52,363       47,416

Gas transportation revenues (thousands of dollars)   $  13,690     $  12,784     $  31,270    $  29,114

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 SOUTHERN UNION COMPANY
                                                      (Registrant)



Date     April 30, 2003              By  DAVID J. KVAPIL
      --------------------           -------------------------------------------
                                     David J. Kvapil
                                     Executive Vice President and
                                     Chief Financial Officer

                                  EXHIBIT INDEX




Exhibit Number        Description

      99.a Press Release issued by Southern Union Company dated April 30, 2003, reporting the Company's operating performance for the three- and nine-month periods ended March 31, 2003 and 2002.

                                                       EXHIBIT 99.a




03-07
For further information:
Richard N. Marshall
Treasurer & Director of Investor Relations
570-829-8662


         SOUTHERN UNION ANNOUNCES 19% INCREASE IN THIRD QUARTER EARNINGS

          Company to Host Conference Call & Webcast at 2 P.M. ET Today

         WILKES-BARRE, Pa. -- (BUSINESS WIRE) - April 30, 2003 - Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) today reported third quarter earnings from continuing and discontinued operations (hereafter referred to as "net earnings") of $63,899,000 ($1.14 per common share, diluted for outstanding options and warrants - hereafter referred to as "per share") for the three-month period ended March 31, 2003, compared with net earnings of $43,788,000 ($.78 per share) for the same period in 2002. Net earnings from continuing operations for the quarter ended March 31, 2003 are $46,234,000 ($.83 per share), an increase of 19 percent when compared with $38,899,000 ($.69 per share) in 2002.
         Southern Union President and Chief Operating Officer Thomas F. Karam stated, "With a bit of help from the return of normal winter weather in our service areas, this quarter's results continue to speak clearly to the strong and stable performance of our regulated businesses."
         Net earnings for the three months ended March 31, 2003 include after-tax gains of $17,665,000 ($.32 per share) on the sale of the Company's Southern Union Gas division and other related assets (collectively, the "Texas Operations"). The net earnings of the discontinued Texas Operations included in the quarter ended March 31, 2002 were $4,889,000 ($.09 per share).
         For the nine months ended March 31, 2003, Southern Union recorded net earnings of $86,823,000 ($1.55 per share) compared with net earnings of $33,135,000 ($.58 per share) in 2002. Excluding certain non-recurring items (described below), net earnings for the nine months ended March 31, 2003 are $45,068,000 ($.81 per share), an increase of 82 percent when compared with net earnings of $24,807,000 ($.44 per share) in 2002.
         Net earnings of the discontinued Texas Operations included in the nine months ended March 31, 2003 are $31,256,000 ($.56 per share), including the $17,665,000 ($.32 per share) after-tax gain on sale (as described above). Net earnings for the nine months ended March 31, 2003 also include an after-tax gain of $13,875,000 ($.25 per share) on the settlement of the Company's claims against ONEOK Inc. and Southwest Gas Corporation ("Southwest Gas") related to Southern Union's blocked acquisition attempt. This gain was partially offset by related litigation expense totaling $3,375,000 ($.06 per share), net of tax. Net earnings of the discontinued Texas Operations included in the nine months ended March 31, 2002 were $16,588,000 ($.29 per share). Net earnings for the nine months ended March 31, 2002 also included $8,986,000 ($.16 per share) in after-tax gains generated from the settlement of interest rate swaps and a $1,944,000 ($.03 per share) net after-tax gain on the sale of certain subsidiaries and non-core assets. The one-time gains recorded in the nine months ended March 31, 2002 were partially offset by an after-tax restructuring charge totaling $15,994,000 ($.28 per share) and after-tax litigation expense totaling $3,196,000 ($.06 per share) related to the Southwest Gas case.
         The results of certain transactions described herein are presented on an after-tax basis, calculated by applying the applicable tax rate to the related transaction. Presentation of transactions on an after-tax basis has the effect of demonstrating such transaction's actual effect on the Company's results of operations. In addition, operating results in the periods presented include certain non-recurring items. Management believes that a presentation of earnings excluding such non-recurring items on an after-tax basis provides investors with more meaningful information with which to compare the Company's operating results between comparable periods.
         Southern Union will host a live Webcast and conference call today at 2 p.m. ET (1 p.m. CT) to discuss third quarter results and outlook. To participate, visit www.southernunionco.com or call 1-877-261-8990 and refer to conference number 7043097. International participants may dial 1-847-619-6441 and refer to the same conference number. A digital replay of the call will be available for one week by dialing 1-888-843-7419 and entering passcode 7043097.
         Southern Union Company is a natural gas distribution company serving approximately 1 million customers through its operating divisions in Missouri, Pennsylvania, Rhode Island and Massachusetts. Southern Union also owns and operates electric generating facilities in Pennsylvania. For further information, visit www.southernunionco.com.
         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisition or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.


























                                     -MORE-

Following are the unaudited comparative, summarized financial results of Southern Union Company and Subsidiaries for the three-, nine- and twelve-month periods ended March 31, 2003 and 2002 (amounts in thousands except shares and per share amounts):


                                               Three Months Ended           Nine Months Ended         Twelve Months Ended
                                                    March 31,                  March 31,                  March 31,
                                            ------------------------    ------------------------   ------------------------
                                              2003 (a)       2002        2003 (a)      2002(b)       2003 (a)     2002 (b)
                                            -----------  -----------    -----------  -----------   -----------  -----------


Operating revenues .....................   $   535,663   $   419,599   $   981,477   $   826,897   $ 1,135,194   $ 1,026,451
                                           ===========   ===========   ===========   ===========   ===========   ===========

Net operating margin (c) ...............   $   161,400   $   143,630   $   333,895   $   303,661   $   404,362   $   371,989
                                           ===========   ===========   ===========   ===========   ===========   ===========


Earnings from continuing operations ....   $    46,234   $    38,899   $    55,567   $    16,547   $    40,540   $    24,152
                                           ===========   ===========   ===========   ===========   ===========   ===========

Earnings from discontinued operations ..   $    17,665   $     4,889   $    31,256   $    16,588   $    32,772   $    20,118
                                           ===========   ===========   ===========   ===========   ===========   ===========


Net earnings ...........................   $    63,899   $    43,788   $    86,823   $    33,135   $    73,312   $    44,270
                                           ===========   ===========   ===========   ===========   ===========   ===========

Net  earnings from continuing operations
per share (d):
        Basic ..........................   $      0.85   $      0.73   $      1.03   $      0.31   $      0.75   $      0.45
                                           ===========   ===========   ===========   ===========   ===========   ===========

        Diluted ........................   $      0.83   $      0.69   $      0.99   $      0.29   $      0.72   $      0.42
                                           ===========   ===========   ===========   ===========   ===========   ===========

Net earnings per share (d):
        Basic ..........................   $      1.18   $      0.82   $      1.60   $      0.61   $      1.36   $      0.82
                                           ===========   ===========   ===========   ===========   ===========   ===========

        Diluted ........................   $      1.14   $      0.78   $      1.55   $      0.58   $      1.31   $      0.77
                                           ===========   ===========   ===========   ===========   ===========   ===========

Weighted average shares outstanding (d):
        Basic ..........................    54,344,794    53,447,791    54,120,204    53,944,420    54,018,957    54,220,213
                                           ===========   ===========   ===========   ===========   ===========   ===========

        Diluted ........................    56,041,342    56,263,243    55,903,939    57,002,247    55,933,809    57,276,163
                                           ===========   ===========   ===========   ===========   ===========   ===========



(a) The three-, nine- and twelve-month periods ended March 31, 2003 include an after-tax gain on sale of the Company's Texas Operations of $17,665,000. The three-, nine- and twelve-month periods ended March 31, 2003 also include after-tax gains of $3,076,000, $13,875,000 and $13,875,000, respectively, on the settlement of the Company's claims related to the Southwest Gas case, which were partially offset by related litigation expense of $310,000, $3,375,000, and $5,411,000, respectively, net of tax.
      The twelve-month period ended March 31, 2003 also includes a non-cash, after-tax charge of $6,634,000 to reserve for the impairment of the cost of Southern Union's investment in a technology company.

(b) The nine- and twelve-month periods ended March 31, 2002 included an after-tax restructuring charge of $15,994,000, which was partially offset by $8,986,000 in after-tax gains generated from the settlement of several interest rate swaps in September 2001. The nine- and twelve-month periods ended March 31, 2002 also included after-tax litigation expense totaling $3,196,000 and $5,852,000, respectively, related to the Southwest Gas case. Additionally, the twelve-month period ended March 31, 2002 included an after-tax gain of $30,237,000 from the sale of a portion of Southern Union's investment holdings in Capstone Turbine Corporation.

(c) Net operating margin consists of operating revenues less gas purchase costs and revenue-related taxes.

(d) All periods have been adjusted for the 5% stock dividend distributed on July 15, 2002.


                                      #####